Exhibit 10.36

                         WAIVER AND AMENDMENT AGREEMENT

         This WAIVER AND AMENDMENT AGREEMENT is made and entered into as of June 14, 1999, by and between MERIDIAN MEDICAL TECHNOLOGIES, INC., a Delaware corporation (the "Company") and NOMURA HOLDING AMERICA INC., a Delaware corporation (together with its successors, assigns and transferees, the "Purchaser").

                                    RECITALS
                                    --------

         WHEREAS, the Company and the Purchaser have entered into that certain Note and Warrant Purchase Agreement dated as of April 30, 1998, as amended by the Waiver and Amendment dated as of October 15, 1998 (as amended, the "Purchase Agreement"); capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Purchase Agreement;

         WHEREAS, the Company and the Purchaser have agreed to further amend the Purchase Agreement on the terms and conditions set forth herein;

         NOW, THEREFORE, the Company and the Purchaser agree as follows:

         SECTION 1. Waiver. On the Amendment Effective Date (as defined below), the Purchaser shall be deemed to have waived, as of April 30, 1999, any violation of the Company's Financial Covenants set forth in Section 10.16 of the Purchase Agreement. Nothing herein shall be deemed to waive any violation of such covenants that arose or came into existence after the Amendment Effective Date.

         SECTION 2. Amendment of Warrants. The Company and the Purchaser hereby agree to amend the Warrants so that the exercise price thereof shall be the lesser of (i) $6.25 per share and (ii) the lowest five consecutive trading day average of the Company's common share price (based on last sales prices) during the six month period commencing on the date hereof (subject to adjustment as provided therein). Such amendment may take the form of a replacement warrant certificate (the "Replacement Warrant"). The Purchaser shall deliver the current warrant certificate to the Company for cancellation.

         SECTION 3. Covenant and Representations.

                  (a) The Company hereby covenants that it shall use its reasonable efforts to obtain a commitment, no later than August 31, 1999, to refinance the Notes or to have a third party purchase the Notes. The Purchaser hereby agrees to cooperate in the Company's efforts to obtain such commitment.

                  (b) The Company hereby represents and warrants to the Purchaser that

(i) this Waiver and Amendment Agreement and the Replacement Warrant have been duly authorized by all necessary corporate action, (ii) this Waiver and Amendment Agreement has been, and the Replacement Warrant will be, duly executed and delivered by the Company and (iii) this Waiver and Amendment Agreement is, and the Replacement Warrant when issued, executed and delivered as contemplated herein will be, the legal, valid and binding obligations of the Company, in each case enforceable against the Company in accordance with their respective terms, except, in each of the foregoing cases, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relative to or affecting the enforcement of creditors' rights generally in effect from time to time and by general principles of equity.

                  (c) The Company hereby represents and warrants to the Purchaser that, other than the occurrence which is being waived under Section 1 above, as of the date hereof no Default or Event of Default has occurred and is continuing.

         SECTION 4. Continuing Effectiveness of Purchase Agreement. Except as expressly provided herein, no other provision of the Purchase Agreement is amended hereby. The Purchase Agreement, as amended hereby, is and shall continue in full force and effect in accordance with the provisions thereof, and this Waiver and Amendment Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Purchaser under the Purchase Agreement. This Waiver and Amendment Agreement shall be effective only in the specific instances and for the purpose for which it is given and shall be limited precisely as written and shall not constitute a waiver of any other provision of the Purchase Agreement or a waiver of the Purchase Agreement for any other purpose or for any other period.

         SECTION 5. Cost and Expenses. The Company agrees to pay all out-of-pocket expenses of the Purchaser for the negotiation, preparation, execution and delivery of this Waiver and Amendment Agreement (including fees and expenses of Stroock & Stroock & Lavan LLP, counsel to the Purchaser).

         SECTION 6. Effectiveness. This Waiver and Amendment Agreement shall become effective on the date (the "Amendment Effective Date") when each of the following conditions have been satisfied:

                  (a) a copy of this Waiver and Amendment Agreement shall have been duly executed by each of the Company and the Purchaser and delivered to the Purchaser; and

                  (b) delivery to the Purchaser of the Replacement Warrant, duly executed by the Company, against delivery of the current warrant certificate.

         SECTION 7. Headings. The various headings of this Waiver and Amendment Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Waiver and Amendment Agreement or any provision hereof.

         SECTION 8. Counterparts. This Waiver and Amendment Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

         SECTION 9. References. From and after the Amendment Effective Date, the term "this Agreement" and the expressions "hereunder and "herein", and words of similar import when used in or with respect to the Purchase Agreement shall mean the Purchase Agreement as amended by this Waiver and Amendment Agreement.

         SECTION 10. Governing Law. THIS WAIVER AND AMENDMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


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

         IN WITNESS WHEREOF, the Company and the Purchaser have caused this Waiver and Amendment Agreement to be executed by their duly authorized officers as of the date first written above.


                                  MERIDIAN MEDICAL TECHNOLOGIES, INC.


                                  By: \S\ James H. Miller
                                      ------------------------------------------
                                      Its: President and Chief Executive Officer


                                  NOMURA HOLDING AMERICA, INC.


                                  By: \S\ Salvatore Gentile
                                      ------------------------------------------
                                      Its: Attorney-in-fact